Exhibit 10.7

FORM OF

OFFER TO PURCHASE

AND AGREEMENT OF PURCHASE AND SALE

ARTICLE 1

OFFER AND ACCEPTANCE

1.1 Offer

USD Terminals Canada II ULC HEREBY OFFERS TO PURCHASE from USD Terminals Canada ULC the Property (as hereinafter defined) subject only to the Permitted Encumbrances (as hereinafter defined) for the Purchase Price (as hereinafter defined).

1.2 Acceptance

This offer is open for acceptance by the Vendor (as hereinafter defined) by its signing the acceptance provided in this offer and delivering a copy of this offer with executed acceptance to the Purchaser (as hereinafter defined) no later than 2:00 p.m. (Calgary time) on the     day of             , 2014. ACCEPTANCE OF THIS OFFER BY THE VENDOR SHALL CONSTITUTE AN AGREEMENT OF PURCHASE AND SALE BETWEEN THE PARTIES SUBJECT TO THE TERMS AND CONDITIONS HEREIN CONTAINED.

ARTICLE 2

DEFINITIONS

2.1 For the purpose of this Agreement (as hereinafter defined) the following terms shall have the respective meanings hereinafter specified:

“Agreement” means this offer to purchase and agreement of purchase and sale and any schedules attached hereto which are referred to in this agreement, together with any amendment or supplement thereto and for reference the date of the Agreement shall be the date on which the Vendor accepts this offer to purchase;

“Business Day” means any day other than a Saturday, Sunday or a statutory holiday in the Province of Alberta;

“Closing Date” means the date which is five (5) Business Days immediately following the date that the Form S-1 Registration Statement under the United States Securities Act of 1933, as amended, filed by USD Partners LP with the United States Securities Exchange Commission is declared effective, or such other date as may be agreed to between the parties hereto;

“Deposit” means Ten ($10.00) Dollars in lawful money of Canada;

“DRCA” means the Development Rights and Cooperation Agreement in the form set out in Schedule C attached hereto;

“GST” means the goods and services tax payable pursuant to the Excise Tax Act (Canada) or such other similar amended or replacement legislation;

“Lands” means those lands legally described in Schedule A attached hereto;

“Permits and Approvals” has the meaning set forth in Subsection 6.1(b) hereof;

“Permitted Encumbrances” means the encumbrances set forth in Schedule B attached hereto;

“Promissory Note” means that certain Promissory Note in the amount of Two Million Eight Hundred Seventy-Five Thousand ($2,875,000.00) Dollars in lawful money of Canada, being executed and delivered by the Purchaser to Vendor pursuant to the terms and conditions of this Agreement;

“Property” means the Lands and all buildings, erections, structures, systems, fixtures and other improvements to and located on the Lands;

“Purchase Price” means Two Million Eight Hundred Seventy-Five ($2,875,000) Dollars in lawful money of Canada, subject to adjustment as provided for herein;

“Purchaser” means USD Terminals Canada II ULC;

“Purchaser’s Lawyer” means Burnet, Duckworth & Palmer LLP, 2400, 525 – 8th Avenue S.W., Calgary, Alberta, T2P 1G1, Attention: Annette J. M. Lambert;

“Vendor” means USD Terminals Canada ULC; and

“Vendor’s Lawyer” means Burnet, Duckworth & Palmer LLP, 2400, 525 – 8th Avenue S.W., Calgary, Alberta, T2P 1G1, Attention: Annette J. M. Lambert.

ARTICLE 3

AGREEMENT

3.1 The Vendor shall sell to the Purchaser, and the Purchaser shall purchase from the Vendor, the Property, on the Closing Date at and for the Purchase Price upon and subject to the terms and conditions hereinafter set out.

ARTICLE 4

GST

4.1 The Purchase Price does not include GST. The Purchaser hereby represents and warrants to the Vendor that the Purchaser is a registrant under the Excise Tax Act (Canada) and prior to the Closing Date the Purchaser will provide the Vendor with its GST registration number as issued under Part IX of the Excise Tax Act (Canada) and written assurances of the fact that the Purchaser is a registrant as at the Closing Date. The Purchaser shall remit the GST directly and the Vendor is relieved of all GST liability in this transaction. Accordingly, the Purchaser will account directly to the applicable federal department or agency for the GST payable on this transaction as required and permitted by the legislation.

ARTICLE 5

PURCHASE PRICE

5.1 The Purchaser agrees to pay the Purchase Price, plus GST, subject to the adjustments (as applicable) as provided for herein as follows:

(a)	the Deposit shall be paid and shall be immediately releasable by the Purchaser to the Vendor upon acceptance of this offer by the Vendor, which amount the Vendor acknowledges to have received and which shall be applied to the Purchase Price or otherwise dealt with as provided herein; and

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(b)	the balance of the Purchase Price shall be paid and shall be immediately releasable by the Purchaser to the Vendor by the delivery of the Promissory Note, and the amount of the Promissory Note shall be credited to the Purchaser against the Purchase Price on the Closing Date.

5.2 Realty taxes with respect to the Property (including local improvements, charges and assessments) shall be apportioned and adjusted as of the Closing Date and detailed in a Statement of Adjustments in a form to be prepared by the Vendor or the Vendor’s Lawyer. Any such adjustments shall be handled in cash between the parties on the Closing Date.

5.3 The Vendor for itself and any subsequent holder of the Promissory Note agrees that the Vendor shall not have any enforceability rights under the Promissory Note until the Vendor has performed all of its obligations under this Agreement, including without limitation the delivery of the transfer of land pursuant to Section 10.1(a) hereof. Furthermore, the Vendor shall indemnify and save harmless the Purchaser from and against all claims, payments, obligations, liabilities, losses, damages and costs arising out of any act by any subsequent holder of the Promissory Note that attempts to enforce any rights under the Promissory Note in violation of this Section 5.3.

ARTICLE 6

PROPERTY DOCUMENTS AND INFORMATION

6.1 The Vendor shall, within three (3) Business Days of the acceptance of this offer, deliver to the Purchaser the following:

(a)	any existing environmental reports relating to the Property and environmental or soil reports, in the possession or control of the Vendor, concerning soil test results and soil conditions of the Property, and reliance letters in the name of the Purchaser issued by the consultants engaged to prepare any such reports if requested by the Purchaser;

(b)	copies of all applicable municipal or governmental permits, certificates, licenses, consents and approvals with respect to the Property, including without limitation, all building or development permits (the “Permits and Approvals”);

(c)	all plans, specifications and drawings for the Property in the possession or control of the Vendor, including without limitation, any “as built” plans and original working drawings and specifications for and related to any improvements on the Property and all architectural, structural, electrical and mechanical drawings, plans, specifications, test results from engineers, architects and others relating to the Property and related materials; and

(d)	any other documentation or information which pertains to the Property, including without limitation any inspection surveys, reports and servicing drawings, in the possession or control of the Vendor.

6.2 From the date of acceptance of this offer to the Closing Date, the Purchaser, its representatives and agents shall have full access to the Property to carry out such reasonable tests (including soil tests and core samples), environmental audits, surveys and inspections of the Property as the Purchaser may deem necessary at the cost of the Purchaser. The Vendor shall provide all required

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authorizations requested with respect to the Purchaser’s due diligence investigations related to the Property. The Purchaser shall indemnify the Vendor of and from any and all claims, demands, charges, costs and expenses which may be brought or made against the Vendor or which the Vendor may sustain, pay or incur as a result of the Purchaser’s access. The Purchaser shall, at its sole cost and expense, restore all damage to the Property resulting from such access.

ARTICLE 7

REPRESENTATIONS AND WARRANTIES

7.1 The Vendor represents and warrants to the Purchaser (which representations and warranties, unless otherwise indicated, are true now and will be true from this date to and including the Closing Date) that:

(a)	on the Closing Date the Vendor shall be the sole legal and beneficial owner of the Property free and clear of all liens, charges, encumbrances and security interests except for Permitted Encumbrances and those encumbrances that the Vendor’s Lawyer has undertaken to discharge within a reasonable period of time after the Closing Date;

(b)	the Vendor is a corporation duly incorporated and existing under the laws of the Province of British Columbia, validly registered extra-provincially in the Province of Alberta, and has the power, authority, right and capacity to enter into this Agreement and to carry out the transactions contemplated hereby, all of which have been duly and validly authorized by all requisite corporate actions and proceedings;

(c)	the Vendor is not a non-resident of Canada within the meaning of the Income Tax Act (Canada);

(d)	the Vendor is not in violation of, and the acceptance of the obligations and provisions herein contained will not result in violation of, or be in conflict with, or constitute a default under any Permitted Encumbrance, indenture, contract, agreement, bond, debenture or other instrument to which the Vendor is a party (including, without limitation, the Permits and Approvals) or any statute, rule, regulation, decree or order applicable to the Vendor;

(e)	the Vendor has not received any written notice of and is not aware of: (i) any violation of any environmental laws relating to the Property or any litigation or regulatory proceeding pending or threatened against the Vendor in respect of environmental matters relating to the Property; or (ii) any environmental hazards relating to the Property;

(f)	on the Closing Date the Vendor shall have complied with all development and other agreements with governmental and public authorities affecting the Property;

(g)	there are no unregistered agreements in respect of access to the Property or encroachments onto or by the Property;

(h)	all documentation and information in the possession or control of the Vendor which pertains to the Property has been provided by the Vendor to the Purchaser in accordance with Section 6.1 hereof;

(i)	the Permits and Approvals are in full force and effect and there is no default or dispute existing in connection therewith and the same have not been amended; and

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(j)	from the date of acceptance of this offer to the Closing Date the Vendor shall not enter into any new agreements or amend any existing agreements relating to the Property, consent to any application for zoning, rezoning, subdivision, development or re-development of the Property, or consent to any other activity or agreement which would result in any interest being registered on the title to the Lands, without the prior written consent of the Purchaser.

7.2 The Purchaser hereby represents and warrants to the Vendor (which representations and warranties, unless otherwise indicated, are true now and will be true from this date to and including the Closing Date) that the Purchaser is a corporation duly incorporated and existing under the laws of the Province of British Columbia, validly registered extra-provincially in the Province of Alberta and has the power, authority, right and capacity to enter into this Agreement and to carry out the transactions contemplated hereby, all of which have been duly and validly authorized by all requisite corporate proceedings.

7.3 The foregoing representations and warranties set forth in Sections 7.1 and 7.2 shall be, and shall be deemed to be, continuing representations and warranties by the Vendor and the Purchaser respectively, and shall survive the completion of the matters contemplated herein for a period of two (2) years from the Closing Date.

ARTICLE 8

RISK

8.1 The Property will be at the risk and responsibility of the Vendor until the Closing Date, and thereafter at the risk and responsibility of the Purchaser.

ARTICLE 9

POSSESSION

9.1 The Purchaser will have vacant possession of the Property on the Closing Date, free from all interests and encumbrances except for the Permitted Encumbrances and those encumbrances that the Vendor’s Lawyer has undertaken to discharge within a reasonable period of time after the Closing Date.

ARTICLE 10

CLOSING

10.1 The Vendor shall provide to the Purchaser’s Lawyer, under appropriate trust conditions, all closing documents necessary to convey clear title to the Property subject only to the Permitted Encumbrances and all collateral documents necessary to complete the transaction herein contemplated in sufficient time to allow title to transfer to the Purchaser on the Closing Date or as soon as reasonably possible thereafter, without interest or other payment, including the following, properly executed and acknowledged, where applicable:

(a)	a registrable transfer of land for the Lands in favour of the Purchaser, duly executed by the Vendor whereby title in fee simple is conveyed to the Purchaser, free and clear of all liens, mortgages, interests, charges, registrations and encumbrances except for the Permitted Encumbrances and those encumbrances that the Vendor’s Lawyer has undertaken to discharge within a reasonable period of time after the Closing Date;

(b)	a statement of adjustments having annexed thereto reasonable details of the calculations used by the Vendor or the Vendor’s Lawyer to calculate the credits and debits with respect to the Property and any amounts due to the Purchaser on account thereof;

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(c)	an assignment and assumption agreement in respect of the Permits and Approvals;

(d)	the originals of the documents provided by the Vendor to the Purchaser pursuant to Section 6.1 hereof to the extent they have not already been provided to the Purchaser;

(e)	two (2) counterpart originals of the DRCA, duly executed by Vendor; and

(f)	any other documents, resolutions and certificates necessary or reasonably required by the Purchaser to establish the validity of all proceedings to effectively transfer the Property by the Vendor to the Purchaser.

10.2 On the Closing Date the Purchaser shall deliver to the Vendor’s Lawyer the following, properly executed and acknowledged:

(a)	any amount due to the Vendor on the Closing Date in accordance with the statement of adjustments;

(b)	a certificate of GST registration and indemnity in lieu thereof;

(c)	an assignment and assumption agreement in respect of the Permits and Approvals;

(d)	two (2) counterpart originals of the DRCA, duly executed by Purchaser; and

(e)	any other documents, resolutions and certificates necessary or reasonably required by the Vendor to establish the validity of all proceedings to effectively transfer the Property by the Vendor to the Purchaser.

10.3 The documents and other instruments to be delivered to the Purchaser’s Lawyer and the Vendor’s Lawyer in accordance with this Article 10 may be delivered in trust on such reasonable trust conditions as would customarily be imposed in a similar transaction in Alberta.

10.4 Unless this Agreement expressly provides to the contrary, the Vendor and the Purchaser shall be responsible for each of their respective costs in respect of this transaction. The closing documents with respect to the Property shall be prepared by the Vendor’s Lawyer at the Vendor’s sole cost and expense. The Purchaser shall be responsible for the registration costs with respect to registering the transfer of title to the Lands.

ARTICLE 11

NOTICE

11.1 Any notice, direction or other instrument required or permitted to be given pursuant to this Agreement shall be in writing and shall be sufficiently given if personally delivered, transmitted by fax or sent by email in portable document format (.pdf) to the parties as follows:

(a)	Purchaser

c/o USD Group LLC

811 Main, Suite 2800

Houston, TX 77002

Attn: Chris Robbins

Fax: 866-480-6637

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(b)	Vendor

c/o USD Partners LP

811 Main, Suite 2800

Houston, TX 77002

Attn: Adam Altsuler

Fax: 855-435-6255

or to such other address as any party may from time to time designate, by notice to the other(s). Any notice personally delivered, transmitted by fax or sent by email in accordance with this Section shall be deemed to have been given and received on the day it is so delivered or transmitted, provided that if such day is not a Business Day then the notice shall be deemed to have been given and received on the Business Day next following such day.

ARTICLE 12

GENERAL

12.1 Both before and after the Closing Date, the parties hereto will execute and do all such further deeds, acts, things and assurances as may be reasonably requisite to carry out the intent of this Agreement.

12.2 Time shall be of the essence of this Agreement.

12.3 Any tender of documents or money hereunder may be made upon the Purchaser’s Lawyer or the Vendor’s Lawyer, as the case may be, acting for the party on whom tender is desired.

12.4 If the date for making payment or doing any act hereunder shall be a Saturday, Sunday or a statutory holiday in the Province of Alberta, such date shall be extended to the first Business Day following such date.

12.5 The Purchaser may assign its interest in this Agreement provided that the assignee first agrees in writing to observe and perform all the terms, covenants, conditions, provisions and obligations of or applicable to the Purchaser hereunder and in such event the Purchaser shall thereafter be released from all terms, covenants, conditions, provisions and agreements pursuant to this Agreement without further act or agreement being required on the part of the parties hereto.

12.6 This Agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

12.7 This Agreement shall be read with all changes of gender or number required by the context.

12.8 The headings of this Agreement are for convenience of reference only and are not intended to form part of this Agreement or to affect the meaning of any clause contained herein.

12.9 Wherever any reference is made in this Agreement to any sum or amount of money, such reference shall be deemed to be in Canadian Dollars, unless otherwise expressly noted.

12.10 This Agreement contains the entire terms, conditions, and provisions relating to the matters contemplated herein and there are no other additional or collateral terms, conditions, agreements, representations or warranties, express or implied, relating to the matters contemplated herein except as expressly stated in this Agreement. This Agreement supersedes all prior oral and written agreements and understandings of the parties hereto, or any one of them in relation to the matters contemplated herein.

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12.11 This Agreement shall not be amended, supplemented or waived except by an instrument in writing duly executed and delivered by the parties hereto or by their respective successors and permitted assigns.

12.12 If any provision of this Agreement is determined to be invalid or unenforceable, it shall be severable from the remainder of this Agreement which shall continue to remain in full force and effect.

12.13 This offer and Agreement shall in all respects be subject to and be interpreted and construed in accordance with the laws the Province of Alberta.

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12.14 This Agreement may be executed in any number of counterparts with the same effect as if all signatories to the counterparts had signed one document and all such counterparts shall together constitute, and be construed as, one instrument. A signed counterpart provided by way of facsimile transmission or in .pdf format shall be as binding upon the parties hereto as an originally signed counterpart.

DATED at                     , in the State of                     , this     day of         , 2014.

USD TERMINALS CANADA II ULC

Per:

Per:

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ACCEPTANCE

We, the undersigned Vendor, the owner of the Property, hereby accept the offer as set out above.

DATED at                     , in the State of                     , this     day of         , 2014.

USD TERMINALS CANADA ULC

Per:

Per:

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SCHEDULE A

Firstly:

MERIDIAN 4 RANGE 9 TOWNSHIP 42

SECTION 26

QUARTER SOUTH WEST

CONTAINING 64.7 HECTARES (160 ACRES) MORE OR LESS

EXCEPTING THEREOUT :

A) 0.413 HECTARES (1.02 ACRES) MORE OR LESS

AS SHOWN ON ROAD PLAN 1656TR

B) 0.417 HECTARES (1.03 ACRES) MORE OR LESS

AS SHOWN ON ROAD PLAN 8320717

EXCEPTING THEREOUT ALL MINES AND MINERALS

AND THE RIGHT TO WORK THE SAME

Secondly:

THE SOUTH EAST QUARTER OF SECTION TWENTY SIX (26)

TOWNSHIP FORTY TWO (42)

RANGE NINE (9)

WEST OF THE FOURTH MERIDIAN

CONTAINING 64.7 HECTARES (160 ACRES) MORE OR LESS.

EXCEPTING THEREOUT:

0.417 HECTARES (1.03 ACRES) MORE OR LESS, AS SHOWN

ON ROAD PLAN 8320717.

EXCEPTING THEREOUT ALL MINES AND MINERALS

AND THE RIGHT TO WORK THE SAME

SCHEDULE B

PERMITTED ENCUMBRANCES

As to Firstly:

MERIDIAN 4 RANGE 9 TOWNSHIP 42

SECTION 26

QUARTER SOUTH WEST

CONTAINING 64.7 HECTARES (160 ACRES) MORE OR LESS

EXCEPTING THEREOUT :

A) 0.413 HECTARES (1.02 ACRES) MORE OR LESS

AS SHOWN ON ROAD PLAN 1656TR

B) 0.417 HECTARES (1.03 ACRES) MORE OR LESS

AS SHOWN ON ROAD PLAN 8320717

EXCEPTING THEREOUT ALL MINES AND MINERALS

AND THE RIGHT TO WORK THE SAME

Instrument No.	Date (D/M/Y)	Description

1334UV	28/08/1974	Utility Right of Way, Grantee – Natural Gas Co-op 52 Ltd.

022 291 621	09/08/2002	Caveat re: Surface Lease under 20 Acres, Caveator – Penn West Petroleum Ltd.

022 381 767	09/10/2002	Caveat re: Right of Way Agreement, Caveator – Penn West Petroleum Ltd.

022 385 485	11/10/2002	Caveat re: Right of Way Agreement, Caveator – Penn West Petroleum Ltd.

092 023 659	22/01/2009	Caveat re: Easement, Etc., Caveator – TransCanada Keystone Pipeline GP Ltd.

092 168 346	27/05/2009	Caveat re: Easement

As to Secondly:

THE SOUTH EAST QUARTER OF SECTION TWENTY SIX (26)

TOWNSHIP FORTY TWO (42)

RANGE NINE (9)

WEST OF THE FOURTH MERIDIAN

CONTAINING 64.7 HECTARES (160 ACRES) MORE OR LESS.

EXCEPTING THEREOUT:

0.417 HECTARES (1.03 ACRES) MORE OR LESS, AS SHOWN

ON ROAD PLAN 8320717.

EXCEPTING THEREOUT ALL MINES AND MINERALS

AND THE RIGHT TO WORK THE SAME

Instrument No.	Date (D/M/Y)	Description

1334UV	28/08/1974	Utility Right of Way, Grantee – Natural Gas Co-op 52 Ltd.

022 291 623	09/08/2002	Caveat re: Surface Lease under 20 Acres, Caveator – Penn West Petroleum Ltd.

022 385 484	11/10/2002	Caveat re: Right of Way Agreement, Caveator – Penn West Petroleum Ltd.

092 023 892	22/01/2009	Caveat re: Easement, Etc., Caveator – TransCanada Keystone Pipeline GP Ltd.

092 168 442	27/05/2009	Caveat re: Easement

132 344 179	23/10/2013	Caveat re: Utility Right of Way, Caveator – Battle River Rural Electrification Association Limited

B-2

SCHEDULE C

DEVELOPMENT RIGHTS AND COOPERATION AGREEMENT

[See attached.]

DEVELOPMENT RIGHTS

AND COOPERATION AGREEMENT

BETWEEN

USD TERMINALS CANADA ULC,

a British Columbia unlimited liability company

as “Current Operator”

AND

USD TERMINALS CANADA II ULC ,

a British Columbia unlimited liability company

as “Developer”

Dated as of             , 2014

TABLE OF CONTENTS

ARTICLE 1. DEFINED TERMS		2
1.1	Defined Terms	2

ARTICLE 2. EXCLUSIVE DEVELOPMENT RIGHTS, CONSTRUCTION		4
MATTERS, ACCESS AND USE, COOPERATION AND OTHER MATTERS
2.1	Exclusive Development Rights	4
2.2	Construction Matters	5
2.3	Access to Existing Improvements; Easements and Related Rights	6
2.4	Ownership of Improvements and Lien Rights	7
2.5	Subordination by Mortgagee(s)	7
2.6	General Cooperation	7
2.7	Memorandum of Agreement	7

ARTICLE 3. REPRESENTATIONS AND WARRANTIES		8
3.1	Representations and Warranties of Current Operator	8
3.2	Representations and Warranties of Developer	8

ARTICLE 4. GENERAL PROVISIONS		9
4.1	Covenants Run with Land	9
4.2	Binding Effect	9
4.3	Attorneys’ Fees	9
4.4	Waivers	9
4.5	Governing Law	9
4.6	Time; Time Periods	9
4.7	Notices	9
4.8	Further Documentation	10
4.9	No Third Party Beneficiary	10
4.10	Headings and Counterparts	10
4.11	Entire Agreement; Amendments	10
4.12	Severability	10
4.13	Exhibits	10

EXHIBITS

Exhibit A	Legal Description of Hardisty Rail Property

Exhibit B	Current Site Plan of Hardisty Rail Facility

Exhibit C	Legal Description of Undeveloped Land

Exhibit D	General Description of Phase II Expansion

Exhibit E	General Description of Phase IIA Expansion

Exhibit F	General Description of Phase III Expansion

Exhibit G	Preliminary Site Plan for Phase II Expansion and Phase IIA Expansion

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DEVELOPMENT RIGHTS

AND COOPERATION AGREEMENT

THIS DEVELOPMENT RIGHTS AND COOPERATION AGREEMENT (“Agreement”) is made and entered into as of , 2014 (the “Effective Date”), by and between USD TERMINALS CANADA ULC, a British Columbia unlimited liability company (together with its successors and assigns, “Current Operator”), and USD TERMINALS CANADA II ULC, a British Columbia unlimited liability company (together with its successors and assigns, “Developer”). Current Operator and Developer are sometimes referred to herein, collectively as the “Parties,” and individually, as a “Party.”

RECITALS

A. Current Operator is the owner of certain tracts or parcels of real estate located in the vicinity of Hardisty, AB, Canada, as more particularly described on Exhibit A attached hereto (the “Hardisty Rail Property”). The Hardisty Rail Property has been improved with a rail terminal facility (the “Hardisty Rail Terminal Facility”) as generally depicted on the site plan attached hereto as Exhibit B.

B. Pursuant to that certain Offer to Purchase and Agreement of Purchase and Sale dated as of , 2014, by and between Current Operator, as “Vendor,” and Developer, as “Purchaser,” Developer is acquiring from Current Operator on and as of the Effective Date, certain undeveloped tracts or parcels of real estate located adjacent to the Hardisty Rail Property, as more particularly described on Exhibit C attached hereto (the “Undeveloped Land”).

C. Developer desires to obtain certain rights (i) to develop, construct and operate certain proposed expansion(s) of the Hardisty Rail Terminal Facility in, on, over, across and under the Hardisty Rail Property in connection with the Development Projects (as defined below), and each of them, and (ii) to obtain certain other rights in, on, over and across the Hardisty Rail Property in connection with the proposed Development Projects, and each of them.

D. In connection with the proposed Development Projects, including in furtherance of Developer’s ownership and development of the Undeveloped Land and any future land acquired by Developer relating thereto (herein, “Future Acquired Land”), Developer and Current Operator wish to enter into this Agreement to set forth the general intent of the Parties and agreement of the Current Operator (i) to grant to Developer the exclusive right to develop, construct and operate certain aspects of the Development Projects, and each of them, in, on, over, across and under the Hardisty Rail Property, (ii) to grant to Developer the right to use (both on a temporary and permanent basis) certain portions of the Hardisty Rail Property and Hardisty Rail Terminal Facility in connection with the development, construction and operation of the Development Projects, and each of them, (iii) to cooperate with Developer in connection with the development, construction and operation of the Development Projects, and each of them, and (iv) to enter into such further agreements or instruments with or for the benefit of Developer, the Undeveloped Land and any Future Acquired Land, and to grant further rights in, on, over, across and under the Hardisty Rail Property to or for the benefit of Developer, the Undeveloped Land and any Future Acquired Land, as Developer may reasonably request in connection with the Development Projects, or any of them.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in consideration of the foregoing Recitals and facts, the mutual covenants contained herein, and the terms and conditions set forth herein, the Parties mutually covenant, declare, and agree as follows:

ARTICLE 1.

DEFINED TERMS

1.1 Defined Terms. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) the terms defined in this Article and used in this Agreement shall have the meanings assigned to them in this Article and include the plural as well as the singular, (ii) all references in this Agreement to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement, (iii) the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and (iv) the word “including” shall have the same meaning as the phrase “including, without limitation,” and other similar phrases.

“Affiliate: Any Person that, directly or indirectly (including through one or more intermediaries), controls or is controlled by or is under common control with any other Person. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly (including through one or more intermediaries), of the power to direct or cause the direction of the management and policies of such Person, through the ownership or control of voting securities, partnership interests or other equity interests or otherwise.

“Agreement” shall mean this Agreement, as the same may be amended or modified from time to time in accordance with the terms hereof.

“Claims” means any and all obligations, debts, covenants, conditions, representations, costs, and liabilities and any and all demands, causes of action, and claims, of every type, kind, nature or character, direct or indirect, known or unknown, absolute or contingent, determined or speculative, at law, in equity or otherwise, including attorneys’ fees and litigation and court costs.

“Current Operator” shall have the meaning set forth in the Preface hereto, and shall include its successors and assigns.

“Developer” shall have the meaning set forth in the Preface hereto, and shall include its successors and assigns.

“Development Project” shall mean each of the Phase II Expansion, Phase IIA Expansion and Phase III Expansion (collectively, the “Development Projects”). A preliminary site plan of the Phase II Expansion and Phase IIA Expansion is attached hereto as Exhibit G. A preliminary site plan for the Phase III Expansion has not yet been prepared.

“Development Term” shall mean the period commencing on the Effective Date and continuing for seven (7) years thereafter.

“Easements and Related Rights” shall have the meaning set forth in Section 2.3(b) hereof.

“Future Acquired Land” shall have the meaning set forth in the Recitals hereto.

“Hardisty Rail Property” shall have the meaning set forth in the Recitals hereto.

“Hardisty Rail Terminal Facility” shall have the meaning set forth in the Recitals hereto.

“Mortgage” shall mean any mortgage, debenture, deed of trust or other security agreement encumbering the Hardisty Rail Property, or any portion thereof, and securing an indebtedness of Current Operator or any Affiliate of Current Operator.

“Mortgagee” shall mean the holder or beneficiary of a Mortgage and any other rights of the lender or credit party under any loan or credit agreement, lease, note, collateral assignment instruments, guarantees, indemnity agreements and other documents or instruments evidencing, securing or otherwise relating to the loan made, credit extended, or other financing vehicle pursuant thereto.

“Person” means an individual, partnership, corporation, trust, limited liability company or other entity.

“Phase II Expansion” is generally described on Exhibit D attached hereto and depicted on Exhibit G attached hereto, and shall include such changes thereto or modifications thereof as Developer may from time to time determine, provided that any such changes or modifications, whether individually or in the aggregate, do not materially and adversely affect the current operation or use of the Hardisty Rail Terminal Facility. For purposes of this Agreement, the “Phase II Expansion” shall be those development, construction and operational activities and rights conducted in, on, over, across and under the Hardisty Rail Property, it being acknowledged by the Parties that other Phase II Expansion development, construction and operational activities and rights will or may also be conducted by Developer on the Undeveloped Land and/or on any Future Acquired Land.

“Phase IIA Expansion” is as generally described on Exhibit E attached hereto hereto and depicted on Exhibit G attached hereto and shall include such changes thereto or modifications thereof as Developer may from time to time determine, provided that any such changes or modifications, whether individually or in the aggregate, do not materially and adversely affect the current operation or use of the Hardisty Rail Terminal Facility. For purposes of this Agreement, the “Phase IIA Expansion” shall be those development, construction and operational activities and rights conducted in, on, over, across and under the Hardisty Rail Property, it being acknowledged by the Parties that other Phase IIA Expansion development, construction and operational activities and rights will or may also be conducted by Developer on the Undeveloped Land and/or on any Future Acquired Land.

“Phase III Expansion” is as generally described on Exhibit F attached hereto and shall include such changes thereto or modifications thereof as Developer may from time to time determine, provided that any such changes or modifications, whether individually or in the aggregate, do not materially and adversely affect the current operation or use of the Hardisty Rail Terminal Facility. For purposes of this Agreement, the “Phase III Expansion” shall be those development, construction and operational activities and rights conducted in, on, over, across and under the Hardisty Rail Property, it being acknowledged by the Parties that other Phase III Expansion development, construction and operational activities and rights will or may also be conducted by Developer on the Undeveloped Land and/or on any Future Acquired Land.

“Permits” shall mean, with respect to any improvements to be constructed or installed on the Hardisty Rail Property in connection with a Development Project, any and all governmental permits, licenses and approvals required in connection therewith.

“Plans” shall mean, with respect to any improvements to be constructed or installed on the Hardisty Rail Property in connection with a Development Project, including any improvements that will be connected to or otherwise integrated with the Hardisty Rail Terminal Facility for joint use with such Development Project, the plans and specifications therefor as prepared by Developer and approved by Current Operator and, if required, by any Mortgagee; provided, however, that Current Operator shall not unreasonably withhold, condition or delay any such approval and shall cooperate in good faith with Developer in seeking the approval of any Mortgagee so long such Development Project and the operation thereof will not, in the reasonable, good faith judgment of Current Operator, materially and adversely affect the current operation or use of the Hardisty Rail Terminal Facility.

“Site Work” shall have the meaning set forth in Section 2.2.

“Unavoidable Delays” shall mean any cause whatsoever beyond the reasonable control of Developer, including war, act of terrorism, insurrection, strikes, lock-outs, riots, floods, earthquakes, fires, casualties, acts of God, freight embargoes, lack of transportation, governmental restrictions, requirements or priority, change in applicable law, administrative appeals, arbitration or litigation (including litigation challenging any Permits), unusually severe weather, inability to secure necessary labor, materials or tools, acts or failure to act of any governmental authority.

“Undeveloped Land” shall have the meaning set forth in the Recitals hereto.

ARTICLE 2.

EXCLUSIVE DEVELOPMENT RIGHTS, CONSTRUCTION MATTERS, ACCESS

AND USE, COOPERATION AND OTHER MATTERS

2.1 Exclusive Development Rights. The Parties agree that during the Development Term, Developer shall have the exclusive right to develop and construct the Development Projects, including any portion thereof, on the Hardisty Rail Property. Current Operator shall not, and shall not permit any other Person during the Development Term, to develop, construct or install any facilities or other improvements on the Hardisty Rail Property that would expand the operational capacity of the Hardisty Rail Terminal Facility without the prior written approval of Developer, which approval maybe given or withheld in the sole and absolute discretion of Developer.

2.2 Construction Matters.

(a) Generally. In connection with any improvements to be constructed or installed on the Hardisty Rail Property in connection with any Development Project (any such work on the Hardisty Rail Property, and any required access thereto, relating to such Development Project, or any portion thereof, the “Site Work”) shall be in accordance with the following:

(i) Such Site Work shall be the sole responsibility of Developer, both as to performance and payment of costs therefor;

(ii) Such Site Work shall not commence until (A) the applicable Plans therefor shall have been approved by Current Operator and, if required, by any Mortgagee, in accordance with the definition of “Plans” set forth above, and (B) Developer shall have procured and paid for all required Permits therefor; provided, however, that at the request of Developer, at no cost or expense to Current Operator, Current Operator shall join in the application for any such Permits whenever such action is necessary or required;

(iii) Developer shall notify Current Operator not less than ten (10) days prior to the commencement of such Site Work;

(iv) There shall be no material changes in the approved Plans for such Site Work, without first obtaining the prior written approval of Current Operator, and if required, any Mortgagee, with respect thereto; provided, however, that Current Operator shall not unreasonably withhold, condition or delay any such approval and shall cooperate in good faith with Developer in seeking the approval of any Mortgagee so long as such changes will not, in the reasonable, good faith judgment of Current Operator, materially and adversely affect the current operation or use of the Hardisty Rail Terminal Facility;

(v) Once commenced, such Site Work shall be performed in material compliance with the approved Plans (and any approved changes thereto) and shall be diligently prosecuted to completion (subject to Unavoidable Delays); provided, however, that nothing herein shall require Developer to use any overtime or special rate of labor;

(vi) At all times during the performance of such Site Work, Developer shall maintain or cause to be maintained customary builder’s risk and liability insurance for the benefit of Developer and Current Operator; and

(vii) All Site Work shall be performed and completed in a good and workmanlike manner and in conformity with all applicable laws.

(b) Restoration. In the event that any portion of the Hardisty Rail Terminal Facility is damaged by any Site Work being performed by Developer pursuant to the rights granted to Developer hereunder, Developer shall promptly repair or replace the same at Developer’s sole cost and expense.

(c) Indemnification. Developer shall indemnify, defend and hold harmless Current Operator and its Affiliates from and against all Claims arising out of the performance or completion of any such Site Work.

2.3 Access to Existing Improvements; Easements and Related Rights; Master Agreement(s).

(a) Access. Subject to the provisions of this Section 2.3 below, Developer shall have reasonable access in, on, over, across and under the Hardisty Rail Property and any and all existing improvements located or hereinafter located thereon for the purposes of developing, constructing and operating the Development Projects, and each of them, as herein provided. In the event that Current Operator determines that Developer is subjecting any such improvements to excess wear and tear, Current Operator shall have the right to charge Developer reasonable costs related to Developer’s use of any such improvements.

(b) Easements and Related Rights. Without limiting the provisions of Section 2.3(a) above, Current Operator shall, at the request of Developer, grant such permanent and/or temporary easements, access rights and development and use rights (the “Easements and Related Rights”) in, on, over, under and across the Hardisty Rail Property as the servient tenement for such purposes as Developer may reasonably request in connection with the Development Projects, and each of them, including, but not limited to, easements and related rights for access (including vehicle road access), rail purposes, utilities, drainage and storm water retention facilities, construction and grading (including for slopes and roads), aerial easements and for other general use purposes as necessary to support the commencement, completion and operation of the Development Projects, and each of them, to or for the benefit of Developer and the Undeveloped Land and/or any Future Acquired Land as the dominant tenement, provided that the location of such Easements and Related Rights shall be in locations reasonably approved by Current Operator and, if required, any Mortgagee, and shall not permanently and materially interfere with Current Operator’s current operation and use of the Hardisty Rail Terminal Facility. All such Easement and Related Rights shall be on customary terms and conditions to be agreed upon by Current Operator and Developer, each in good faith and in their reasonable discretion, and if required, approved by any Mortgagee. Without limiting the general nature of the foregoing, the Parties further agree as follows:

(i) Such Easements and Related Rights may include easements to the county, city, municipality, utility companies and other entities that may require development, utility and similar easements in connection with the Development Projects, and either of them; and

(ii) Such Easements and Related Rights may be requested by Developer in form acceptable for recording in the official land records in the jurisdiction in which the Hardisty Rail Property, the Undeveloped Land and/or any Future Acquired Land are located;

(c) Master Agreement(s). Without limiting the Parties obligations pursuant to this Section 2.3, if either Party determines that it is reasonably necessary or desirable to enter into one or more construction, reciprocal easement, joint use and operation, shared facilities or similar agreement(s) pertaining to the development, construction, operation and/or use of the Development Projects, or either of them, and the Hardisty Rail Terminal Facility, then upon the request of either such Party, the Parties shall each promptly and in good faith and in their reasonable discretion negotiate for and enter into such agreement(s), which agreement(s) (i) may contain customary terms and conditions pertaining to, among other matters, the matters set forth in this Agreement, future maintenance and capital expenses for any shared facilities, apportionment of shared operating and capital expenses, coordination of business activities, non-interference covenants, restrictions on changes in use, maintenance of insurance and mutual indemnification, and (ii) shall be in form acceptable for recording in the official land records in the jurisdiction in which the Hardisty Rail Property, the Undeveloped Land and any Future Acquired Land are located.

2.4 Ownership of Improvements and Lien Rights. Notwithstanding any rule of law or equity, at all times Developer shall have (a) ownership of any and all improvements constructed or installed in, on, over, across and under the Hardisty Rail Property, the Undeveloped Land and any Future Acquired Land in connection with the Development Projects, and each of them, notwithstanding that any portion thereof may be annexed or affixed to the Hardisty Rail Property and (b) the right to grant liens on said improvements and to any access, use or other rights in, on, over, across and under the Hardisty Rail Property granted to or for the benefit of Developer, the Undeveloped Land and/or any Future Acquired Land under or pursuant to this Agreement (including any rights under any agreement(s) entered into pursuant to Section 2.3(c) above), in each case without the consent or approval of Current Operator or any Mortgagee, and (c) the right to remove any or all such improvements from time to time.

2.5 Subordination by Mortgagee(s). Current Operator covenants and agrees to cooperate with Developer and to use commercially reasonable, good faith efforts to cause any Mortgagee holding a superior lien on the Hardisty Rail Property to approve any Easements and Related Rights and any agreements(s) entered into pursuant to Section 2.3(c) above, in each case to the extent required by the terms of any Mortgage and/or related loan documents, and to subordinate such Mortgagee’s lien to the rights and obligations granted thereunder.

2.6 General Cooperation. Current Operator agrees and covenants to fully cooperate with Developer in connection with the Development Projects, and each of them, including, without limitation, by (a) granting those rights and easements reasonably necessary to commence and complete any Site Work and to operate and use the Development Projects, and each of them, and (b) executing and delivering any additional documents and/or instruments reasonably requested by Developer in connection therewith.

2.7 Memorandum of Agreement. At the request of either Party, the Parties shall execute, acknowledge (if applicable) and deliver a short form memorandum of or other instrument evidencing this Agreement in form and substance reasonably acceptable to the Parties. Following execution, acknowledgement (if applicable) and delivery thereof, either Party, at its sole cost and expense, shall be entitled to record such instrument in the official land records in the jurisdiction in which the Hardisty Rail Property and Undeveloped Land are located.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of Current Operator. Current Operator represents and warrants to Developer as follows:

(a) Organizational Status. Current Operator is an unlimited liability company validly existing under the laws of British Columbia and extra-provincially registered in Alberta and has full power and authority to enter into and to perform its obligations under this Agreement. The Persons executing this Agreement on behalf of Current Operator have full power and authority to do so and to perform every act and to execute and deliver every document and instrument necessary or appropriate to consummate the transactions contemplated by this Agreement. Current Operator has all necessary power and authority to own its properties and to conduct its business as now owned and conducted by Current Operator.

(b) Entity Action. All corporate action on the part of Current Operator which is required for the execution, delivery and performance by Current Operator of this Agreement has been taken, and each of the documents and agreements to be delivered by Current Operator concurrently herewith or hereafter has been or will be duly and effectively taken.

(c) Enforceable Nature of Agreement. This Agreement and each of the documents and agreements to be delivered by Current Operator concurrently herewith or hereafter, constitute and will constitute legal, valid and binding obligations of Current Operator, enforceable against Current Operator in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, or similar laws affecting the enforcement of creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a court of law or equity).

3.2 Representations and Warranties of Developer. Developer represents and warrants to Current Operator as follows:

(a) Organizational Status. Developer is an unlimited liability company validly existing under the laws of British Columbia and extra-provincially registered in Alberta and has full power and authority to enter into and to perform its obligations under this Agreement. The Persons executing this Agreement on behalf of Developer have full power and authority to do so and to perform every act and to execute and deliver every document and instrument necessary or appropriate to consummate the transactions contemplated by this Agreement. Developer has all necessary power and authority to own its properties and to conduct its business as now owned and conducted by Developer.

(b) Entity Action. All corporate action on the part of Developer which is required for the execution, delivery and performance by Developer of this Agreement has been taken, and each of the documents and agreements to be delivered by Developer concurrently herewith or hereafter has been or will be duly and effectively taken.

(c) Enforceable Nature of Agreement. This Agreement and each of the documents and agreements to be delivered by Developer concurrently herewith or hereafter, constitute and will constitute legal, valid and binding obligations of Developer, enforceable against Developer in accordance with their respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, or similar laws affecting the enforcement of creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a court of law or equity).

ARTICLE 4.

GENERAL PROVISIONS

4.1 Covenants Run with Land. The rights granted, created and made herein for the benefit of Developer and the Undeveloped Land and any Future Acquired Land, in each case as dominant tenement, together with the benefits and burdens thereof, shall run with and bind the Hardisty Rail Property as servient tenement and shall bind and inure to the benefit of the Undeveloped Land and any Future Acquired Land; provided, however, that only Developer and its successors and assigns shall have any right to enforce the rights granted to Developer hereunder and inuring to the benefit of the Undeveloped Land and any Future Acquired Land.

4.2 Binding Effect. The provisions of this Agreement are binding upon and will inure to the benefit of the Parties and their respective heirs, personal representatives, successors and assigns.

4.3 Attorneys’ Fees. If any action or arbitration is brought by either party in respect to its rights under this Agreement, the prevailing Party will be entitled to reasonable attorneys’ fees and court costs as determined by the court.

4.4 Waivers. No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision, whether or not similar, nor will any waiver be a continuing waiver. No waiver will be binding unless executed in writing by the party making the waiver. Either party may waive any provision of this Agreement intended for its benefit; provided, however, such waiver will in no way excuse the other Party from the performance of any of its other obligations under this Agreement.

4.5 Governing Law. This Agreement will be construed according to the laws of Alberta, Canada, without giving effect to its conflict of laws principles.

4.6 Time; Time Periods. Time is of the essence of this Agreement. Any reference in this Agreement to “days” shall mean calendar days.

4.7 Notices. Notices will be in writing and will be given by personal delivery, by deposit in the United States mail, certified mail, return receipt requested, postage prepaid, by facsimile transmission, or by express delivery service, freight prepaid. Notices will be delivered or addressed to a Party at the addresses or facsimile numbers set forth below or at such other address or number as a Party may designate in writing. The date notice is deemed to have been given, received and become effective will be (a) the date on which the notice is delivered, if notice is given by personal delivery, (b) the date of actual receipt, if the notice is sent through the United States mail or by express delivery service, or (c) if notice is sent by facsimile transmission, on the date of transmission, if the transmission is commenced prior to 5:00 p.m. (Houston time) and continuously transmitted thereafter until complete, otherwise on the day following the date of transmission.

If to Current Operator:

c/o USD Partners LP

811 Main, Suite 2800

Houston, TX 77002

Attn: Adam Altsuler

Fax: 855-435-6255

If to Developer:

c/o USD Group LLC

811 Main, Suite 2800

Houston, TX 77002

Attn: Chris Robbins

Fax: 866-480-6637

4.8 Further Documentation. Each Party agrees in good faith to execute such further or additional documents as may be reasonably necessary or appropriate to fully carry out the intent and purpose of this Agreement.

4.9 No Third Party Beneficiary. No term or provision of this Agreement is intended to, or shall, be for the benefit of any Person not a party hereto and no such Person shall have any right or cause of action hereunder.

4.10 Headings and Counterparts. The headings of this Agreement are for purposes of reference only and will not limit or define the meaning of any provision of this Agreement. This Agreement may be executed in any number of counterparts, each of which will be an original but all of which will constitute one and the same instrument.

4.11 Entire Agreement; Amendments. This Agreement and the exhibits hereto and thereto constitute the entire agreement between the parties pertaining to the subject matter contained in this Agreement. All prior and contemporaneous agreements and understandings of the Parties, oral or written, are superseded by and merged in this Agreement. No supplement, modification or amendment of this Agreement will be binding unless in writing and executed by the Parties.

4.12 Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable the remainder of this Agreement shall nonetheless remain in full force and effect; provided that the invalidity or unenforceability of such provision does not materially adversely affect the benefits accruing to any Party hereunder.

4.13 Exhibits. All exhibits attached to this Agreement are incorporated herein by reference.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of Effective Date set forth above.

DEVELOPER:

USD TERMINALS CANADA ULC, a British Columbia unlimited liability company

By:
Name:
Title:

CURRENT OPERATOR:

USD TERMINALS CANADA II ULC, a British Columbia unlimited liability company

By:
Name:
Title:

S-1

EXHIBIT A

LEGAL DESCRIPTION OF HARDISTY RAIL PROPERTY

PLAN 1322469

BLOCK 1

LOT 1

EXCEPTING THEREOUT ALL MINES AND MINERALS

AREA: 142.56 HECTARES (352.27 ACRES) MORE OR LESS

A-1

EXHIBIT B

CURRENT SITE PLAN OF HARDISTY RAIL FACILITY

[See attached.]

B-1

EXHIBIT C

LEGAL DESCRIPTION OF UNDEVELOPED LAND

Firstly:

MERIDIAN 4 RANGE 9 TOWNSHIP 42

SECTION 26

QUARTER SOUTH WEST

CONTAINING 64.7 HECTARES (160 ACRES) MORE OR LESS

EXCEPTING THEREOUT :

A) 0.413 HECTARES (1.02 ACRES) MORE OR LESS

AS SHOWN ON ROAD PLAN 1656TR

B) 0.417 HECTARES (1.03 ACRES) MORE OR LESS

AS SHOWN ON ROAD PLAN 8320717

EXCEPTING THEREOUT ALL MINES AND MINERALS

AND THE RIGHT TO WORK THE SAME

Secondly:

THE SOUTH EAST QUARTER OF SECTION TWENTY SIX (26)

TOWNSHIP FORTY TWO (42)

RANGE NINE (9)

WEST OF THE FOURTH MERIDIAN

CONTAINING 64.7 HECTARES (160 ACRES) MORE OR LESS.

EXCEPTING THEREOUT:

0.417 HECTARES (1.03 ACRES) MORE OR LESS, AS SHOWN

ON ROAD PLAN 8320717

EXCEPTING THEREOUT ALL MINES AND MINERALS

AND THE RIGHT TO WORK THE SAME

C-1

EXHIBIT D

GENERAL DESCRIPTION OF PHASE II EXPANSION

•	Increase capacity to support one (1) additional train per day (total of 3).

•	Construction of three (3) additional support rail tracks and one (1) additional loading rail track.

•	Construction of an additional manifold pipeline connection to Gibsons’ existing 24” crude feeder pipeline to include replication of all pig cleans, strainers and cruder feeder monitoring equipment. Note: assumes that Gibsons has sufficient pumping, pipeline and tankage equipment to support loading of two (2) additional trains per day. Also note: Gibsons will be required to construct an additional crude feeder pipeline to tie into the new manifold pipeline connecting to the 2nd side of the Phase II Expansion rail loading rack.

•	Installation of additional rack components to support the 2nd side of the Phase II Expansion rail loading rack (includes tying into the existing VCU system and industrial drainage, of which are designed to accommodate up to 4 trains per day).

•	All site civil and drainage works to support the construction activities above.

D-1

EXHIBIT E

GENERAL DESCRIPTION OF PHASE IIA EXPANSION

•	Increase capacity to support one (1) additional train per day (total of 4).

•	Construction of two (2) northern loop connection tracks to include southern portion of the future further expansion of operating loop track (i.e., the Phase III Expansion).

•	Construction of three (3) additional support rail tracks and one (1) additional loading rail track.

•	All site civil, road crossing and drainage works to support construction activities above.

E-1

EXHIBIT F

GENERAL DESCRIPTION OF PHASE III EXPANSION

•	Increase capacity to support 1 additional train per day (total of 5) with focus on supporting the loading of stabilized bitumen as well as the potential for inbound offloading of units trains handling diluent.

•	Construction of five (5) additional support rail tracks and one (1) additional loading rail track.

•	Construction of an additional manifold pipeline connection to a new Gibsons 24” crude feeder pipeline to include replication of all pig clean-outs, strainers and crude feeder monitoring equipment. Note: will require Gibsons to construct additional pumping, pipeline and tankage equipment to sufficiently support the loading of one (1) additional train per day.

•	Construction of a new manifold pipeline connection and new 16” diluent recovery line to include all required pumps, surge tanks and monitoring equipment to support the offload of diluent by rail. Note: will require Gibsons to construct additional pumping, pipeline and tankage equipment to sufficiently connect to the surge tankage and pipeline supporting inbound unit trains of diluent offloaded at the new Phase III rail terminal and pumped to Gibsons for storage and further distribution.

•	Construction of a new Diluent Recovery Unit (DRU) and support tankage capable of supporting the processing of inbound diluted crude from Gibsons and stabilizing the feeder crude for railcar loading as bitumen. Note: will require construction of all required pumping, pipeline, tankage and utility connections to sufficient support the diluent recovery process as well as move the recovered diluent to Gibsons for storage and further distribution.

•	Installation of an additional rack structure, components and control systems to support both rail loading of bitumen and offloading of diluent to include additional Vapor Recovery Unit (VCU) and industrial drainage/containment equipment to support an additional one (1) train per day in rail volume through-put.

•	7) All site civil and drainage works to support the construction activities above.

F-1

EXHIBIT G

PRELIMINARY SITE PLAN FOR PHASE II EXPANSION AND PHASE IIA EXPANSION

[See attached.]

G-1